As filed with the Securities and Exchange Commission on November 24, 2014

Registration No. 333-175102

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIPOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	8071	56-1879288
(State or other jurisdiction of incorporation or Organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification No.)

2500 Sumner Boulevard

Raleigh, NC 27616

(919)-212-1999

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

F. Samuel Eberts III

President and Secretary

LipoScience, Inc.

c/o Laboratory Corporation of America Holdings

358 South Main Street

Burlington, NC 27215

(336) 229-1127

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Silver

John H. Booher

G. Allen Hicks

Hogan Lovells US LLP

875 Third Avenue

New York, NY 10022

(212) 918-3000

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑ (do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 to Form S-1 relates to the Registration Statement on Form S-1, as amended (333-175102), filed with the Securities and Exchange Commission on June 23, 2011 (the “Registration Statement”) by LipoScience, Inc., a Delaware corporation (the “Company”) and declared effective by the Securities and Exchange Commission on January 24, 2013. The Registration Statement registered the sale of 5,000,000 shares of the Company’s common stock, par value $0.001 per share, by the Company.

On November 20, 2014, pursuant to an Agreement and Plan of Merger, dated September 24, 2014, by and among the Company, Laboratory Corporation of America Holdings, a Delaware corporation (“LabCorp”) and Bear Acquisition Corp., a Delaware corporation and direct wholly owned subsidiary of LabCorp (“Purchaser”), Purchaser merged with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of LabCorp.

As a result of the Merger, the Company ceased to be an independent, publicly-traded company and the offering pursuant to the Registration Statement has been terminated. The Company hereby removes from registration the securities registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, state of North Carolina, on November 24, 2014.

LIPOSCIENCE, INC.

By:	/s/ F. Samuel Eberts III
Name: F. Samuel Eberts III
Title: President and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints F. Samuel Eberts III and Glenn A. Eisenberg, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer) to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ F. Samuel Eberts III	President, Secretary and Director	November 24, 2014
F. Samuel Eberts III	(Principal Executive Officer)

/s/ Glenn A. Eisenberg	Executive Vice President, Treasurer and Director	November 24, 2014
Glenn A. Eisenberg	(Principal Financial Officer and Principal Accounting Officer)

/s/ Sandra D. van der Vaart	Assistant Secretary	November 24, 2014
Sandra D. van der Vaart